Exhibit 99.1

SRA Contacts:	Providence Equity Contacts:
Sheila S. Blackwell	Andrew Cole/Lucy Neugart
Communications & Public Affairs	Sard Verbinnen & Co
703.227.8345	212.687.8080/415.618.8750
sheila_blackwell@sra.com	acole@sardverb.com
lneugart@sardverb.com

David Mutryn

Investor Relations

703.502.7731

david_mutryn@sra.com

SRA to be acquired by Providence Equity Partners

for $31.25 per share

•	SRA shareholders to receive $31.25 per share in cash

•	Transaction valued at $1.88 billion

•	SRA to become a privately held company

FAIRFAX, Va. and PROVIDENCE, R.I., April 1, 2011 — SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to government organizations and commercial clients, today announced it has entered into a definitive merger agreement under which SRA will be acquired by an affiliate of Providence Equity Partners in an all-cash transaction.

Pursuant to terms of the agreement, SRA shareholders will receive $31.25 in cash for each share of common stock, for a total value of approximately $1.88 billion. The transaction represents a 10.2% premium based on the closing price of $28.36 on March 31, 2011 and a premium of 52.8% over the closing price of $20.45 on Dec. 31, 2010, the company’s unaffected share price.

SRA’s Board of Directors – acting upon the recommendation of a Special Committee consisting of independent and disinterested Directors and in conjunction with the Special Committee’s outside financial and legal advisors – unanimously approved the transaction and recommended that SRA shareholders approve the transaction, with SRA Founder and Chairman Dr. Ernst Volgenau abstaining.

Dr. Volgenau said, “We believe in the merits of this transaction, which serves the best interests of our shareholders, as well as those of our 7,300 employees and more than 1,400 contracts with customers. We also look forward to partnering with Providence, whose values and culture are consistent with SRA’s longstanding ethic of honesty and service. We believe these characteristics are critical as we continue to build SRA and sustain its competitive positioning for the future.”

Julie Richardson, a Managing Director at Providence, said “The government information services market is a highly attractive area of investment for Providence, and SRA is a leading innovator within the national security, civil government, global health and intelligence sectors.” “Under Ernst’s remarkable stewardship since founding the company over 32 years ago, SRA has built a strong culture of integrity and a sterling reputation for high-quality service that differentiates the company from its competitors and positions them well to compete and win in this market. We are excited about partnering with Ernst and the SRA management team to build lasting value for the company, its employees and its customers.”

Following the completion of the transaction, SRA will remain headquartered in Fairfax, Va., and maintain its offices around the world. The company will continue to be led by its existing senior management team. Dr. Volgenau will continue to serve as Chairman of the SRA Board.

The transaction is subject to approval of a majority of the outstanding shares of SRA, as well as a majority of the outstanding shares of SRA Class A Common Stock (excluding shares beneficially owned by Dr. Volgenau), and other customary closing conditions and regulatory approvals. The transaction is anticipated to close during the first quarter of the SRA 2012 fiscal year, which begins on July 1, 2011. Upon closing, SRA will become a privately held company. At the request of Providence, Dr. Volgenau will roll over a portion of his existing SRA equity interest and continue to be a significant shareholder in the privately held company.

Dr. Volgenau, who owns a total of approximately 11.8 million shares of Class A and Class B common stock, representing 21% of total shares outstanding and 71% of voting rights, has agreed to vote his shares for approval of the merger. However, in the event that the merger agreement is terminated, Dr. Volgenau will be released from this obligation.

Under the terms of the merger agreement, SRA may solicit acquisition proposals from third parties for a 30-day “go-shop” period from the date of the merger agreement. It is not anticipated that any developments will be disclosed with regard to this process unless the SRA Board of Directors makes a decision with respect to a potential superior proposal. The merger agreement provides Providence with a customary right to match a superior proposal. There is no guarantee that this process will result in a superior proposal.

The agreement between SRA and Providence concludes a process that began in October 2010, when SRA’s Board of Directors formed a Special Committee of Independent Directors to explore the possibility of an acquisition. At that time, the Special Committee retained Houlihan Lokey as its outside financial adviser and Kirkland & Ellis LLP as its special counsel. Both firms are independent of SRA management. SRA, acting through the Special Committee, conducted a comprehensive process that included strategic and financial buyers. This process resulted in the current agreement with Providence.

Given published speculations over the past four months, it should be noted that SRA never received, and thus never rejected, an offer at an erroneously reported aggregate value of $2 billion. Indeed, the only figure ever communicated to SRA from that third party was a December 1, 2010 highly conditioned expression of interest in the range of $30-$31 per share which did not materialize.

The transaction will be financed through a combination of equity and debt. The debt financing is provided by BofA Merrill Lynch and Citigroup Global Markets Inc.

Houlihan Lokey acted as financial advisor and Kirkland & Ellis acted as legal advisor to the Special Committee of SRA’s Board of Directors in connection with the transaction. Citigroup Global Markets Inc. and BofA Merrill Lynch acted as financial advisers and Debevoise & Plimpton served as legal counsel to Providence in connection with the transaction.

About SRA International, Inc.

SRA and its subsidiaries are dedicated to solving complex problems of global significance for government organizations and commercial clients serving the national security, civil government and global health markets. Founded in 1978, the company and its subsidiaries have expertise in such areas as air surveillance and air traffic management; contract research organization (CRO) services; cyber security; disaster response planning; enterprise resource planning; environmental strategies; IT systems, infrastructure and managed services; learning technologies; logistics; public health preparedness; public safety; strategic management consulting; systems engineering; and wireless integration.

SRA and its subsidiaries employ more than 7,300 employees serving clients from its headquarters in Fairfax, Va., and offices around the world. For additional information on SRA, please visit www.sra.com.

About Providence Equity Partners

Providence Equity Partners is the leading global private equity firm specializing in equity investments in media, entertainment, communications and information services companies around the world. The principals of Providence manage funds with over $23 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1989. Significant existing and prior investments include Altegrity, Archipelago Learning, Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Hulu, ikaSystems Corporation, Idea Cellular, Kabel Deutschland, NexTag, PanAmSat, ProSiebenSat.1, Recoletos, TDC, Univision, VoiceStream Wireless, Warner Music Group, and Yankees Entertainment and Sports Network. Providence is headquartered in Providence, RI (USA) and has offices in New York, London, Los Angeles, Hong Kong and New Delhi. Visit www.provequity.com for more information.

Important Additional Information

SRA will be filing a proxy statement and other relevant documents concerning the acquisition with the SEC. This press release does not constitute a solicitation of any vote or approval. We urge investors to read the proxy statement and any other documents to be filed with the SEC in connection with the acquisition or incorporated by reference in the proxy statement because they will contain important information.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by SRA will be available free of charge from SRA International, Inc., c/o Investor Relations, 4350 Fair Lakes Court, Fairfax, VA 22033, or by telephone at 703.502.7731 or by email to Investor@sra.com.

The directors, executive officers and certain other members of management and employees of SRA may be deemed “participants” in the solicitation of proxies from stockholders of SRA in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of SRA in connection with the proposed acquisition will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the SRA’s executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2010 and in its definitive proxy statement filed with the SEC on September 17, 2010.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for SRA, the expected timing of the completion of the merger and the ability to complete the merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iii) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (iv) risks related to disruption of management’s attention from SRA’s ongoing business operations due to the transaction; (v) the effect of the announcement of the acquisition on SRA’s relationships with its customers, operating results and business generally; and (vi) the requirement of approval of the acquisition by a majority of the outstanding shares of SRA Class A Common Stock (excluding shares beneficially owned by Dr. Volgenau).

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of March 31, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 31, 2011. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of SRA for the fiscal year ended June 30, 2010, which was filed with the SEC on August 12, 2010, under the heading “Item 1A-Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by SRA.

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